Strong Growth & Performance Targets



Revenue & Net Income Growth
($ in millions)
$75
$65
$55
$45
$35
$25
$15
$5
-$5
$13.5
$2.7
$20.4
$3.9
$33.5
$6.0
$42.0
$7.5
$59.0
$10.5
FY 2006
FY 2007
FY 2008
FY 2009*
FY 2010**
Revenue
Net Income

•Fiscal Year 2009 Preliminary Results for Year Ending June 30

•Fiscal Year 2010 Guidance. Approximately $7.1 million total revenues expected from products introduced during FY09 . Revenues of Ginko Mihuan are expected to grow 80% YOY to $20M. Excludes any non-cash expenses for equity compensation plans or potential future interest expense.

Management took over TPI in 2003 with $1M in revenues